                                                                     EXHIBIT 5.1


                     [Letterhead of Vinson & Elkins L.L.P.]

                             2300 First City Tower
                               1001 Fannin Street
                           Houston, Texas 77002-6760


                                December 13, 2001


Newfield Exploration Company
363 N. Sam Houston Parkway, E., Suite 2020
Houston, Texas 77060

Ladies and Gentlemen:

         We have acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), connection with the preparation of a Registration Statement on Form S-3 (as amended by Amendment No.1 thereto, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") in connection with the registration by the Company and Newfield Financial Trust II, a Delaware statutory business trust (the "Trust"), relating to the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities of the Company ("Debt Securities"), in one or more series, which may be either senior or subordinated in priority of payment and certain of which may be convertible into or exchangeable for common stock, par value $0.01, of the Company (including attached preferred share purchase rights, "Common Stock"); (ii) shares of Common Stock; (iii) shares of preferred stock, $0.01 par value, of the Company, in one or more series ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"); (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities ("Warrants"); (v) contracts to purchase Common Stock or other securities at a future date or dates ("Stock Purchase Contracts"); (vi) Stock Purchase Contracts issued as a part of units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Depositary Shares, Warrants or debt obligations of third parties, including United States treasury securities, securing the holders' obligations to purchase the securities under the Stock Purchase Contracts ("Stock Purchase Units"); (vii) in addition to the Debt Securities, junior subordinated debentures ("Trust Debentures") that may be purchased by the Trust with the proceeds from the sale of preferred securities of the Trust ("Trust Preferred Securities"), which may be convertible into or exchangeable for Common Stock, and (viii) a guarantee by the Company of obligations of the Trust pursuant to the Trust Preferred Securities ("Preferred Securities Guarantee" and, collectively with Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Trust Debentures, the "Securities"), and (b) by the Trust from time to time, pursuant to Rule 415 under the Securities Act, of Trust Preferred Securities.

Newfield Exploration Company.
Page 2
December 13, 2001


         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to the date hereof, (ii) resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law (the "DGCL"), a duly constituted and acting committee thereof, being referred to herein as the "Board") (iii) the Registration Statement, (iv) the Senior Indenture dated as of February 28, 2001 (the "Senior Indenture") between the Company and First Union National Bank, as Trustee, (v) the Subordinated Indenture dated as of December 10, 2001 (the "Subordinated Indenture") between the Company and First Union National Bank, as Trustee, (vi) the Certificate of Trust of the Trust dated August 28, 1998, (vii) the Trust Agreement of the Trust dated August 28, 1998, among the Company and the trustees of the Trust named therein, (viii) the form of Amended and Restated Trust Agreement (the "Trust Agreement") to be entered into among the Company and the trustees of the Trust to be named therein filed as an exhibit to the Registration Statement, (ix) the form of Preferred Securities Guarantee Agreement (the "Preferred Guarantee Agreement") to establish a Preferred Securities Guarantee filed as an exhibit to the Registration Statement, (ix) the form of Common Securities Guarantee Agreement (the "Common Guarantee Agreement"), (x) the form of Junior Subordinated Indenture (the "Debenture Indenture") to be entered into between the Company and First Union National Bank filed as an exhibit to the Registration Statement, and (xi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

         As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

         In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;
(iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vii) one or more prospectus supplements to the prospectuses contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable prospectus supplement; (ix) any supplemental indenture relating to a series of Debt Securities to be issued under the Senior Indenture or the Subordinated Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (x) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that the Company shall have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized,

Newfield Exploration Company.
Page 3
December 13, 2001

established (if applicable) and available for issuance; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (xii) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise; and (xiii) the Trust Agreement, Preferred Guarantee Agreement, Common Guarantee Agreement and Debenture Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us.

         Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

         (a) With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (ii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

         (b) With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (ii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

Newfield Exploration Company.
Page 4
December 13, 2001


         (c) With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and
                  (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be legally issued, fully paid and non-assessable.

         (d)      With respect to shares of any series of Preferred Stock, when
                  (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware as required under
                  Section 151 of the DGCL (the "Certificate of Designation"); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable.

         (e) With respect to Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreements; and (iv) the

Newfield Exploration Company.
Page 5
December 13, 2001



                  depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered either (A) in accordance with the appropriate depositary agreement approved by the Board upon payment of the consideration therefore provided for therein; or (B) upon conversion, exchange or exercise of any other Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Depositary Shares will be legally issued.

         (f) With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Warrants will be legally issued.

         (g) With respect to Stock Purchase Contracts, when (i) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto;
                  (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefore provided for therein, the Stock Purchase Contracts will be legally issued.

         (h) With respect to Stock Purchase Units, when (i) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefore provided therein, the Stock Purchase Units will be legally issued.

         (i) With respect to Trust Debentures to be issued under the Debenture Indenture, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Trust Debentures, the terms of the offering thereof and

Newfield Exploration Company.
Page 6
December 13, 2001

                  related matters; (ii) the terms of the Trust Debentures and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Trust Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Debenture Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Trust Debentures will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Debenture Indenture.

         (j) With respect to Preferred Securities Guarantees to be issued under the Preferred Guarantee Agreement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of any Preferred Securities Guarantee, the terms of the offering thereof and related matters; (ii) the terms of the Preferred Securities Guarantee and of its issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Preferred Securities Guarantee has been duly executed, authenticated, issued and delivered in accordance with the provisions of the Preferred Guarantee Agreement; and (iv) the Preferred Securities have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Preferred Securities Guarantee will be legally issued and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (a) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles; and (b) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

         We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Senior Indenture, the Subordinated Indenture or the Debenture Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

Newfield Exploration Company.
Page 7
December 13, 2001

         The foregoing opinions are limited to the laws of the State of New York, the federal laws of the United States of America, the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in each prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                         /s/ Vinson & Elkins L.L.P.